Exhibit 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 11-K for the ADM Employee Stock Ownership Plan for Hourly Employees (the "Plan") for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, M. K. Ausura, Vice President - Human Resources of Archer-Daniels-Midland Company, certify that:

    The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and changes in financial condition of the Plan.

A signed original of this written statement required by Section 906 has been provided to Archer-Daniels-Midland Company and will be retained by Archer-Daniels-Midland Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ M. K. Ausura

M. K. Ausura

Vice President - Human Resources

June 27, 2003